                                                                   EXHIBIT 10.11

                           THE SUTHERLAND GROUP, LTD.
                          STANDARD TERMS AND CONDITIONS

                             AGREEMENT FOR SERVICES

This Agreement, including the attached Statement of Work (collectively "Agreement") effective as of the date of the latest signature below, by and between THE SUTHERLAND GROUP, LTD., a New York corporation with offices at 1160 Pittsford-Victor Road, Pittsford, New York 14534 ("SGL") and Telocity, Inc, with offices at 10355 North De Anza Blvd., Cupertino, CA 95014 ("Client").

Client desires to obtain, and SGL desires to provide, services in relation to the staffing and management of a program to be referred to as Technical Support Program ("Program").

SCOPE:

SGL shall perform services at levels authorized by Client and shall manage and supervise the Program as more specifically set forth in the attached Statement of Work (the "Services").

SGL shall and does hereby acknowledge that SGL is an independent contractor providing services to Client. SGL may perform its obligations through the use of independent contractors, provided, however, SGL will not be relieved of its obligations under this Agreement by use of any subcontractors.

OPERATIONS:

SGL shall provide the necessary personnel who shall have that level of training and experience which is appropriate to the nature of the Services described in the attached Statement of Work.

SGL shall comply at all times with all Federal, state and local authorities, statutes, rules and regulations applicable to its business activities and shall provide worker's compensation insurance in amounts required by applicable law.

SGL and its personnel shall comply at all times with all rules and regulations, policies and practices applicable to Client's business activities which are communicated to SGL management by Client.

FEES:

Client shall pay SGL for its services and costs as described in the attached Statement of Work. Unless another payment schedule has been agreed upon and set forth in the attached Statement of Work, SGL shall invoice on the first (1st) day of the month in which services are to be rendered. Payment shall be due within thirty (30) days of date of an invoice from SGL and, if not paid within that time, will bear interest from that date, until paid, at the rate of one and one-half percent (1-1/2%) per month.

Notwithstanding anything to the contrary in this Agreement, if Client fails to make any payment when due SGL past 60 days, SGL will have the right to immediately suspend its performance under this Agreement. Any suspension of performance will not limit or affect SGL's right to recover amounts owed by Client prior to such suspension, or any other rights or remedies SGL may have.

TERM OF THE AGREEMENT:

The term of this Agreement shall be that specified in the attached Statement of Work (the "Term"), subject to the right of the parties to terminate this Agreement pursuant to the provisions of this Agreement.

Client may terminate for convenience all or any portion of SGL's Services hereunder effective, upon ninety (90) days written notice to SGL; provided that Client shall remain liable to SGL for amounts due up to the date of termination (including, amounts due for services rendered and costs during the notice period). As an alternative, Client may provide SGL with written demand that SGL immediately cease performance of all services upon receipt of such demand, but in that case, Client shall remain liable to SGL for service fees and costs for a period of ninety (90) days from receipt of the demand at the same rates and in the same amounts as if SGL had provided services during that period.

Client shall have the option to increase the SGL staffing from that provided in the Statement of Work by giving thirty (30) days written notice to SGL and paying SGL the associated personnel cost fee. SGL shall not modify its staffing levels with respect to the Services without written concurrence from the Client.

In the event either party fails to perform any of its obligations under this Agreement unless (i) such failure is cured within thirty (30) days after written notice (10 days for payment default) to the defaulting party specifying the nature of the failure or, (ii) the defaulting party is diligently proceeding with the cure of such default, the non-defaulting party may, in addition to any other remedies available at law or in equity, terminate the Agreement on the date thirty (30) days after such notice to the defaulting party (10 days for payment default). If Client terminates the Agreement, Client shall pay SGL for all services rendered prior to the effective date of termination, including services rendered during the relevant notice period.

UNAVOIDABLE DELAYS:

Neither party shall be responsible for delays or errors in its performance under this agreement occurring by reasons or circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply; provided, however, that should any such delay continue for more than forty-five (45) days, the Agreement may be terminated upon written notice by the party whose performance is not affected by the delay.

WARRANTY OF SGL AND LIMITATION OF LIABILITY:

SGL represents and warrants that the Services to be provided by SGL hereunder shall be done in a workmanlike manner and conform at all times in all material respects to the descriptions and levels of Service set forth in this Agreement.

EXCEPT AS SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PROVIDED BY SGL TO CLIENT HEREUNDER ARE PROVIDED WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL SGL HAVE ANY LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF INTEREST, PROFIT OR REVENUE BY THE OTHER PARTY OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY THE OTHER PARTY, ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SGL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

The monetary liability of SGL (including that of its agents and subcontractors) for all claims resulting from its performance or non-performance under this Agreement, regardless of the form of the action, and whether in contract, tort (including, but not limited to, negligence), warranty or other legal or equitable grounds, will be limited to a cumulative aggregate amount equal to three (3) times the average monthly invoice for Services rendered by SGL.

WARRANTY OF CLIENT:

Client warrants and represents that at no time during the Term of this Agreement will the use of any services, information, materials, techniques, or products provided by Client infringe upon any third party's patent, trademark copyright, or other intellectual property right, nor make use of any misappropriated trade secret. No statements contained in any written information furnished to SGL by or on behalf of Client in connection with this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statement not misleading.

INDEMNIFICATION:

Client agrees to indemnify, defend and hold SGL harmless from and against any and all losses, arising from or in connection with, (a) any claims of infringement made against SGL of any patent, trademark, copyright, or similar property rights (including without limitation, misappropriation of trade secrets), alleged to have occurred because of equipment, systems, products or other resources, information or items provided to SGL by Client hereunder, (b) any claim made against SGL based upon either the sale or license of any product or service of Client as a result of the Services performed by SGL, or (c) any representation made by SGL and approved by Client, whether such claim is based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds.

CONFIDENTIALITY:

All confidential or proprietary information and documentation ("Confidential Information") relating to either party shall be held in confidence by the other party to the same extent that and in at least the same manner as such party protects its own confidential or proprietary information. Except as is reasonably necessary to the performance of its duties and obligations under this Agreement, neither party shall use, disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other parties' approval. Each party shall be permitted to disclose relevant aspects of the other parties' Confidential Information to its officers, agents and employees to the extent that such disclosure is reasonably necessary to the performance of its duties and its obligations under this Agreement, provided that such parties shall take all reasonable measurers to insure that Confidential Information of the other party is not used, disclosed or duplicated in the contravention of the provisions of this Agreement by such officers, agents and employees.

All Confidential or Proprietary Information made available in document or other tangible form must bear an appropriate legend indicating its confidential or proprietary nature, and, if initially disclosed orally or visually, must be identified as confidential at the time of disclosure and a written summary thereof, also marked with such a legend, must be provided reasonably promptly following the initial disclosure.

The obligations in this "Confidentiality" section shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall endeavor to give such notice to the non-disclosing party as may be reasonable under the circumstances) and shall not apply with respect to information three (3) years after its disclosure, or that is independently developed by the other party, becomes part of the public domain (other than through unauthorized disclosure), is disclosed by the owner of such information to a third party free of any obligation of confidentiality or which either party gained knowledge or possession of, free of any obligation of confidentiality.

TAXES:

Client shall, in addition to other payments required hereunder, pay all sales, use, transfer or service taxes, whether federal or state or local, however designated, that are levied or assessed on the provision of the Services by SGL to Client or on the charges to Client under this Agreement, excluding however, income taxes that may be levied against SGL.

NON-SOLICITATION OF EMPLOYEES:

During the term of this Agreement and for a period of one (1) year after its termination, neither SGL nor Client shall actively or knowingly solicit any full-time employee of the other with whom it has had direct contact as a result of this Agreement (or any such former employee who has left the employ of the other within the prior one (1) year period), to become its employee or contractor or through any third party without the consent of the other party to this Agreement.

NON-EXCLUSIVE AGREEMENT:

Nothing in this Agreement shall be construed as prohibiting or restricting Client from independently developing or acquiring materials or services which are competitive with those delivered hereunder, from marketing such materials or services or from marketing the Client products or services which are the subject of the Statement of Work either itself or through a third party. Further, nothing in this Agreement shall be construed as prohibiting or restricting the right of SGL to provide similar services to any other entity.

SGL will retain all rights to the ideas, know-how, techniques, and software related to the contact management system used by SGL in rendering, or to facilitate the rendering of, the Services or the manner and method by which the Services are rendered.

NOTICES:

All notices, requests, and demands hereunder will be given in writing and shall be deemed to have been given if delivered in person, or via a reputable, receipted overnight courier service, or by United States mail, certified or registered, with return receipt requested, in either case addressed to the party at the address for that party first written above (or to such other address as either party specifies in writing to the other). Any notice, sent as provided above, will be deemed given upon receipt at the address provided for above.

DISPUTE RESOLUTION:

If a dispute arises between the parties relating to this Agreement, the parties agree to use the following procedure prior to either party pursuing its right to binding arbitration:

(a) Upon written request of either party (the "Dispute Notice"), a "Senior Representative" from each of the parties will meet for the purpose of endeavoring to resolve the dispute. The meeting shall occur at a mutually agreeable time and site (which meeting may be by teleconference if mutually agreed upon).

(b) Each Senior Representative shall, in good faith, give audience to the other's presentation of its position, and they shall jointly attempt to reach a resolution of the dispute. Promptly following the meeting, a memorandum will be prepared for both parties signature setting forth any points of agreement between the parties.

(c) If the dispute is not resolved within fifteen (10) days of the Dispute Notice, then the party sending the Dispute Notice may institute arbitration of the dispute.

(d) For the purposes of this section, a party's "Senior Representative" shall be a senior level employee or officer not involved with the project who has decision making authority regarding the resolution of the dispute.

BINDING ARBITRATION:

The parties agree that any controversy or dispute arising out of or relating to this Agreement that is not resolved using the Dispute Resolution procedure set forth above, shall be settled by arbitration in Rochester, New York, in accordance with the rules of the American Arbitration Association then in force. The arbitration shall be governed by the United States Arbitration Act, and judgement upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

GOVERNING LAW; VENUE:

This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law principles. Any action or proceeding arising out of, or related to, this Agreement may be brought only in an appropriate state or federal court in Monroe County, New York.

ATTORNEYS' FEES:

Each party shall reimburse the other party on demand for all reasonable out-of-pocket expenses incurred by the other party, including arbitration/court costs and fees and reasonable expenses of counsel, as a consequence of or in connection with, the successful enforcement by such other party of any right or remedy hereunder.

If any audit or examination reveals that Client has underpaid SGL by more than two percent (2%) during the period to which the audit relates, the direct and reasonable costs of such audit shall be borne by Client.

SURVIVAL:

The provisions hereof related to Warranty, Indemnification, and Binding Arbitration will survive any termination of this Agreement. In addition, any other terms of this Agreement which by their terms extend beyond the termination of this Agreement shall remain in effect until fulfilled.

NON-WAIVER:

The failure of either party to enforce at any time of the provisions of this Agreement or to require any act of performance hereunder shall not be construed a waiver of such provisions or right to performance nor in any way to affect the validity of this Agreement or the right of either party to, thereafter, enforce each and every provision or right to performance.

SAVINGS CLAUSE:

The invalidity of, or inability to enforce any particular provision of this Agreement will not affect the other provisions of this Agreement, and this Agreement will be construed in all respects as if any invalid or unenforceable provision had been omitted.

CAPTIONS:

The paragraph headings in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to and shall not be deemed to define, limit or extend the scope or intent of the paragraph to which they pertain.

ASSIGNMENT, HEIRS AND ASSIGNS:

Client may assign this Agreement and/or the rights granted under this Agreement in connection with a sale, merger, or other disposition of its business, provided that the successor agrees to be bound by all the terms and conditions hereof.

ENTIRE AGREEMENT:

This Agreement, the Statement of Work, any appendices and referenced agreements, embody the entire agreement of the parties with respect to the subject matter contained herein. There are no promises, terms, conditions, or obligations other than those contained herein. This Agreement supersedes all previous and contemporaneous communications, representations or agreements, either verbal or written, between the parties. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of SGL and the Client by their respective duly authorized representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

THE SUTHERLAND GROUP, LTD.


By:  /s/  JAMES H. ROHRER                 By:  /s/  THOMAS A TOPOLINSKI
     -------------------------------           -------------------------------

Name: James H. Rohrer                     Name: Thomas A Topolinski
      ------------------------------            ------------------------------

Title: Customer Care Officer              Title: Vice President
       -----------------------------             -----------------------------

Date: Oct. 8, 1999                        Date: 10/28/99
     -------------------------------           -------------------------------

                                STATEMENT OF WORK

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

                               STATEMENT OF WORK

                                    FOR THE

                                [TELOCITY LOGO]

                           INTERCHANGE DSL HELP DESK

                                       BY

                           THE SUTHERLAND GROUP, LTD.

                                 [LOGO]  [LOGO]

                               September 10, 1999
                                  # PTMEB0786
                                      v1.2


/s/ [SIGNATURE ILLEGIBLE]                     /s/ JAMES H. ROHRER        9/16/99
------------------------------                ----------------------------------
The Sutherland Group, Ltd Date                Telocity                   Date




--------------------------------------------------------------------------------
Confidential                        Page 1                               9/16/99

                                 [LOGO]  [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

INTRODUCTION

This Statement of Work (SOW) describes the work and services that The Sutherland Group, Ltd. (Sutherland) is prepared to perform for Telocity by creating and maintaining Telocity's InterChange DSL Technical Support Center.

EXECUTIVE SUMMARY

Telocity is in the initial stages of rolling out the InterChange DSL system to selected markets throughout the United States. The launch will initially target consumers in the "NFL Cities" market. InterChange DSL consists of a "smart" DSL modem allowing the end-user to self-install the product, eliminating the need for onsite installation by technical personnel ("truck roll"). The system is specifically aimed at the home consumer market; therefore, many end users of the product will require live technical support as well as associated Pre-Sales Customer Service.

DELIVERABLES

In the spirit of partnership, Sutherland suggests the following service options to minimize support costs while still delivering superior service to Telocity customers:

     o Pre-Sales Customer Service will be provided from 7 a.m. to 7 p.m. Eastern Time (7x12).

     o Post-Sales Technical Support will be provided from 7 a.m. to 11 p.m. Eastern Time (7x16).

     o Customers will dial a toll-free phone number dedicated to Telocity. The call will be picked up by the IVRU (Interactive Voice Response
          Unit) and directed to the dedicated TSE (Technical Support Engineer)

     o Sutherland will utilize Telocity's OSS software and Remedy to track and monitor all calls received by the Help Desk.

     o Average call duration is expected to be 5 minutes for Pre-Sales Customer Service Calls.

     o Average call duration is expected to be 10 minutes for Help Desk Technical Support Calls.

     o Sutherland will provide service utilizing 15 dedicated Technical Support Engineer's (TSE's)

--------------------------------------------------------------------------------
Confidential                         Page 2                              9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
-------------------------------------------------------------------------------

   o Telocity will provide Sutherland with a working copy of the latest version of InterChange and all associated hardware and software on an ongoing basis. Sutherland will institute a lab environment for the use of the InterChange DSL system TSE's in order to emulate the user's regular environment and attempt to duplicate the problems that are the subject of the support calls. This allows the TSE's to become proficient in the use and support of Interchange DSL.

Sutherland has the ability to add foreign language support as the need arises.. Sutherland currently provides international Help Desk support to a variety of clients from our San Diego, CA, Rochester, NY, and Syracuse, NY support centers. Support is provided in a variety of languages, including English, German, French, Spanish, Portuguese, Japanese, and Chinese, among others.

SCOPE OF SERVICES

The Sutherland/Telocity Help Desk will provide InterChange DSL customers access to a team of qualified information technology personnel. The following functions will be delivered through the Pre-Sales and Post-Sales Support Help
Desk:

Post-Installation Support Help Desk Services to include:

   o  Interchange DSL Support
   o Related application support (software necessary for using Interchange DSL) o
   o Tracking of all calls to final resolution (defined as a satisfied customer).
   o  Reports detailing activities and service levels
   o  Escalation services

HOURS OF SERVICE

The Telocity Post-Installation Support Help Desk will be accessible 7 days per week 16 hours per day (7 am to 11 p.m. Eastern Time). Access will be primarily provided via telephone using a dedicated toll-free number. Access will be additionally provided through E-mail and Fax.

-------------------------------------------------------------------------------
Confidential                          Page 3                            9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

Access to the Help Desks via IVRU (Interactive Voice Response Unit) can be provided to implement menu choices and specialized routing based on input.

SERVICE LEVELS

Service levels will be monitored by Sutherland and are reported to Telocity for performance evaluation. This information will be utilized to make adjustments to the program for higher quality results. The following are representative metrics and goals for this program, starting 90 days after program inception, scheduled for October 15, 1999:

[*]

Service level metrics reviews and renegotiation can be requested by either party at any time following the standard change control process.

STAFFING

All staff on the Help Desk will be highly skilled, experienced, professionals who are career employees, not contractors, of The Sutherland Group, Ltd.

[*]

[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

--------------------------------------------------------------------------------
Confidential                           Page 4                            9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

[*]

DEDICATED MODEL

Sutherland normally utilizes a dedicated program model for staffing technical support projects. No customer program "sharing" is designed into our employee model except for carefully planned overflow scenarios (controlled at the ACD). We manage our program teams as such and locate them in common areas. It is common that the teams stay together for long periods and become "attached" to the customer for whom they are providing support. Sutherland's employee model includes a guideline for one year minimum on each assignment, whenever possible.

GREETING/REPRESENTATION

The Technical Support Engineers (TSE) will represent themselves at all times over any communication mode as Telocity personnel and will not disclose or allude to an outsourced arrangement. The greeting will be similar to: "Thank you for calling the Telocity InterChange Help Desk. This is FIRST NAME, how may I help you?"

DIFFERENTIATORS

Among the differences between Sutherland and our competition is our approach to the design and management of our programs. From inception of the program to its execution, Sutherland excels at providing the optimal solution for our clients' needs. [*]



[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


--------------------------------------------------------------------------------
Confidential                         Page 5                              9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

[*]

SUTHERLAND'S TECHNICAL ENVIRONMENT

CALL PROCESSING ARCHITECTURE (TELEPHONY)

Sutherland's telecommunications environment includes a collection of hardware, software, and firmware that enables our call centers to implement and manage complex telephony operations efficiently and consistently. Sutherland's call centers utilize [*]

NETWORK ARCHITECTURE AND MANAGEMENT


[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


-------------------------------------------------------------------------------
Confidential                          Page 6                            9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

Sutherland's Network Infrastructure is based on industry standard products and tools used to establish both our corporate local and wide area networking communications as well as our external connectivity to our clients and strategic partners. [*]

CALL MANAGEMENT SYSTEM

Sutherland will use Telocity's OSS enrollment application and Remedy for call management and problem resolution. All necessary hardware, software licenses, and requisite training will be provided to Sutherland by Telocity.



[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


--------------------------------------------------------------------------------
Confidential                         Page 7                              9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
-------------------------------------------------------------------------------

The following standard reports are available and are delivered weekly (or on an as-needed basis) and are available via e-mail:

[*]

Other standard reports will be available depending upon the capabilities of the OSS application and Remedy AR. These reports will be developed jointly by Telocity and Sutherland during the detailed requirements definitions phase.

Additional reporting requirements for Telocity will be determined during program start up. Ad-hoc reports are available at an additional charge.

IMPLEMENTATION PLAN

Sutherland's implementation approach typically spans [*] days from initiation to transition of calls to the Help Desk at Sutherland. The following describe the primary activities associated with program setup.

KICKOFF MEETING

As soon as possible following final contract negotiations, a kickoff meeting will be held to ensure clear understanding of the program objectives and methods by both parties. The implementation plan developed by the Sutherland team will be reviewed at that time, as will timetables for subsequent meetings between Telocity and Sutherland.

PERSONNEL HIRING AND STAFFING

By virtue of our long term growth and experience in setting up information technology centers, Sutherland has become extremely adept at staffing the appropriate people for the task at hand. Selection of employees for specific programs is based [*]. Sutherland has established thorough and rigid hiring practices to ensure the proper selection of our support engineers.


[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


-------------------------------------------------------------------------------
Confidential                          Page 8                            9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

DETAILED REQUIREMENTS DEFINITION

This effort will ensure that the program design and operations meet Telocity's expectations and integrates seamlessly with existing operations. Tasks include [*]

PHONE/ACD SETUP

The setup of the phone system and ACD is critical to the success of the program and includes assignment of extensions for the Telocity/Sutherland team, setup of the inbound call queue, custom call routing design and setup, call accounting codes setup, voice-mail, and testing of all components.

CALL FLOW PROCESSES

[*]

TRAINING

Training the Telocity/Sutherland team includes thorough understanding of [*]

MONITORING AND REMOTE MONITORING

In accordance with our ISO 9002 certification all employees are monitored regularly by their supervisors. [*]



[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.



--------------------------------------------------------------------------------
Confidential                         Page 9                              9/16/99

                                     [LOGO]

                                [TELOCITY LOGO]
                           InterChange DSL Help Desk
--------------------------------------------------------------------------------

REPRESENTATION

Sutherland has the permission to use Telocity's name when answering the phone on their behalf. Representation does not grant Sutherland the right to represent Telocity beyond answering the phone or responding by e-mail or letter. Sutherland does not have the right to make arrangements, commitments, or promises on Telocity's behalf.

TERMINATION

Either party may cancel this agreement with 90 days written notice of termination to the other party.

PROGRAM MANAGERS

Sutherland will assign a Program Manager for this program to be the main contact for Telocity. The Program Manager's goal is to ensure that all deliverables are met for Telocity. Telocity will assign a Program Manager who will be the primary contact for setup and implementation for Sutherland. All changes to this SOW or any other agreements must be approved in writing by each Program Manager.

CHANGE CONTROL PROCESS

The Sutherland Program Manager and Telocity Program Manager must agree upon any changes to this Statement of Work in writing. All written requests for changes must be responded to in writing within 5 business days.

--------------------------------------------------------------------------------
Confidential                         Page 12                            9/16/99

                                     [LOGO]

                        [THE SUTHERLAND GROUP LID. LOGO]

October 18, 1999

Mr. James Rohrer
Vice President & Customer Care Officer Telocity, Inc.
10355 N. De Anza Blvd.

Cupertino, CA 95014-2027

Dear Jim:

This letter will outline some of the changes/additions to the Telocity/Sutherland partnership.

1.)      Program Headcount Pricing:
         Any additions to program headcount will be invoiced to Telocity, effective the month in which they are added to the program, at the effective rate of Six Thousand ($6000) dollars per support representative. If representatives are added during the month, the associated fee will be prorated over the remainder of that month, on a full week basis, at the prevailing rates.

2.)      Program Expansion:
         Effective October 25, 1999, SGL will add, at your request, an additional five (5) headcount to the existing Telocity inbound technical support center. These individuals will be added at our San Diego facility. This will bring the program headcount to twenty (20) support representatives.

3.)      Headcount Reduction:
         According the Terms and Condition of the Telocity/SGL contract, we require 30 days notice to increase the size of the program. Should it be necessary to reduce the size of the program, outside of a formal termination notice, SGL will require 30 days notice for this process as well. However, in both instances, we will add/delete headcount as quickly as possible to meet your schedules.

These changes, except for the addition of personnel, will be documented as an addendum to the original Statement Of Work. The addition of personnel will only require written permission to add them, as outlined in this letter.

Jim, I hope this additional information is helpful to you. SGL is very excited about this program, and the ensuing relationship. We will do everything necessary to ensure the success of it as well as your company.

Please indicate your acceptance of these terms below.

Sincerely,

Thomas J. McGrath
Director, Business Development

I have read, and agree with, the terms and conditions, as outlined above

/s/ JIM ROHRER                                      10/19/99
-----------------------                       ----------------------
Jim Rohrer, Customer Care Officer                     Date

                        [THE SUTHERLAND GROUP LID. LOGO]


October 18, 1999

Mr. James Rohrer

Vice President & Customer Care Officer
Telocity
10355 N. De Anza Blvd.
Cupertino, CA 95014-2027

Dear Jim:

This will outline our understanding, and the subsequent pricing, for the call flow routing you have requested between SGL and your customer care vendor.

To review, all calls to the 1-888-SPEED49 Telocity branded toll free number will come into an AT&T central cloud where they will be routed, based on customer selection, to the appropriate location. The customers will hear the IVR greeting saying "press 1 for sales.. press 2 for tech support.. etc." then make their choice. All calls for pre-sales support, sales or customer service will be routed through the cloud to your customer care vendor. All calls for technical support will be routed to SGL.

The costs involved include a combination of the number of calls AND the average amount of time they listen to this greeting before making their choice. Again, these costs below include the switching technology only, and do not include any of the actual usage charges on the lines themselves.

The pricing plan formula will be as follows:

         (Number of Inbound calls x $0.12 per call) (+) (Number of Inbound calls x Average Greeting Play Time (in min) x $0.10).

Jim, if you are in agreement with this, please indicate your acceptance of these terms below.

Sincerely,

Thomas J. McGrath
Director, Business Development

I have read, and agree with, the terms and conditions, as outlined above


/s/ JIM ROHRER                                      10/19/99
-----------------------                       ----------------------
Jim Rohrer, Customer Care Officer                     Date